UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 29, 2026
Date of Report (date of earliest event reported)
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Creatd, Inc.
(Exact name of registrant as specified in its charter)
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Nevada (State or other jurisdiction of incorporation or organization)	001-39500 (Commission File Number)	87-0645394 (I.R.S. Employer Identification Number)
1111B S Governors Ave # 20721 Dover, DE 19904
(Address of principal executive offices and zip code)
(646) 859-5747
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
NA	NA	NA
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
[Emerging growth company    ☐]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 - Entry into a Material Definitive Agreement
On September 23, 2026, Creatd, Inc. (the " Company ") entered into a Share Exchange Agreement (the "Exchange Agreement") with C2 Capital Group, Inc. d/b/a C2 Live, a Nevada corporation ("C2"). Pursuant to the Exchange Agreement, C2 issued to the Company 968,361 newly issued shares of C2 common stock, representing 10% of C2's issued and outstanding common stock, and the Company issued to C2 300,000 shares of the Company's common stock and 25,064 shares of the Company's Series B Convertible Preferred Stock, convertible in the aggregate into 668,361 shares of the Company's common stock. The exchange was effected on a one-for-one common-equivalent basis at a value of $3.75 per share, the closing price of the Company's common stock on the OTCQB Market on September 22, 2026, as reported by OTC Markets Group Inc. The Series B Convertible Preferred Stock is non-voting, has a stated value of $100.00 per share and a fixed conversion price of $3.75 per share, is subject to a 4.99% beneficial ownership conversion limitation, and may not be converted prior to the day following the six-month anniversary of its issuance. The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. On September 29, 2026, the Company issued a press release announcing the transaction, a copy of which is furnished as Exhibit 99.1 hereto.
Item 3.02 - Unregistered Sales of Equity Securities
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
On September 23, 2026, pursuant to the Share Exchange Agreement, the Company issued to C2 Capital Group, Inc. ("C2") (i) 300,000 shares of the Company's common stock, par value $0.001 per share, and (ii) 25,064 shares of the Company's Series B Convertible Preferred Stock, par value $0.001 per share and stated value $100.00 per share, in exchange for 968,361 newly issued shares of C2 common stock, representing 10% of C2's issued and outstanding common stock as of the date of the Share Exchange Agreement. No cash consideration was paid by either party. The shares were valued at $3.75 per share, the closing price of the Company's common stock on the OTCQB Market on September 22, 2026. The Series B Convertible Preferred Stock is convertible at a conversion price of $3.75 per share into an aggregate of not less than 668,361 shares of the Company's common stock, is non-voting, may not be converted before the day following the six-month anniversary of its issuance, and is subject to a 4.99% beneficial ownership limitation, in each case as set forth in the Certificate of Designation attached as Exhibit A to the Share Exchange Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

The securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, as a transaction by an issuer not involving a public offering. C2 represented that it is an accredited investor, as defined in Rule 501(a) of Regulation D, and that it acquired the securities for its own account for investment purposes and not with a view to distribution. The securities are restricted securities, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On September 23, 2026, in connection with the Share Exchange Agreement described in Item 1.01, the Company submitted for filing with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the "Certificate of Designation"), designating 100,000 shares of the Company's authorized preferred stock as Series B Convertible Preferred Stock. The rights, preferences and limitations of the Series B Convertible Preferred Stock are described in Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference. The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press release, dated September 29, 2026, by Creatd, Inc.
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock
10.1	CRTD x C2 Live 10% Share Exchange Agreement- Executed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 14th day of August, 2026.

Creatd, Inc.

By:	/s/ Jeremy Frommer
Name:	Jeremy Frommer
Title:	CEO